                                                                    Exhibit 99.1

eROOM TECHNOLOGY, INC.
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1999,
2000 AND 2001
eROOM TECHNOLOGY, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                                                                                PAGE(S)
Consolidated Balance Sheets at December 31, 2000 and 2001                                        2

Consolidated Statements of Operations for the years ended
December 31, 1999, 2000 and 2001                                                                 3

Consolidated Statements of Stockholders' Deficit for the years ended
December 31, 1999, 2000 and 2001                                                                 4

Consolidated Statements of Cash Flows for the years ended
December 31, 1999, 2000 and 2001                                                                 5

Notes to Consolidated Financial Statements                                                       6-19

eROOM TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2000 AND 2001
--------------------------------------------------------------------------------


                                                                                                    2000             2001
                                                                                                -----------      -----------
ASSETS
Current assets:
  Cash and cash equivalents                                                                     $ 3,513,996      $15,111,702
  Short-term investments                                                                         17,415,270                -
  Accounts receivable, net of allowance for doubtful accounts of $260,000 and
   $429,367 at December 31, 2000 and 2001, respectively                                           3,726,106        4,069,964
  Prepaid expenses and other current assets                                                         536,163                -
                                                                                                -----------      -----------
    Total current assets                                                                         25,191,535       19,181,666
Property and equipment, net                                                                       2,388,105        1,731,799
Other assets                                                                                        676,205          129,009
                                                                                                -----------      -----------
    Total assets                                                                                $28,255,845      $21,042,474
                                                                                                ===========      ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Current portion of long-term debt                                                             $   160,884      $   324,505
  Accounts payable                                                                                2,267,698          111,500
  Accrued expenses                                                                                1,899,566        2,136,921
  Accrued payroll and benefits                                                                    2,041,472        1,907,730
  Deferred revenue                                                                               13,789,540       18,065,073
                                                                                                -----------      -----------
    Total current liabilities                                                                    20,159,160       22,545,729
Long-term debt, net of current portion                                                              419,625          486,757
Deferred revenue                                                                                  2,299,183          271,576
                                                                                                -----------      -----------
    Total liabilities                                                                            22,877,968       23,304,062
                                                                                                ===========      ===========
Commitments and contingencies (Note 12)
Redeemable convertible preferred stock (Note 6):
    Series A redeemable convertible preferred stock; $.01 par value; 3,565,000 shares authorized, issued and outstanding at December 31, 2000 and 2001
     (liquidation preference $3,565,000 at 2000 and 2001)                                         3,565,000        3,565,000
    Series B redeemable convertible preferred stock; $.01 par value; 2,851,065 shares authorized, issued and outstanding at December 31, 2000 and 2001 (liquidation
     preference $6,700,000 at 2000 and 2001)                                                      6,700,000        6,700,000
    Series B-1 redeemable convertible preferred stock; $.01 par value; 1,250,000 shares authorized, issued and outstanding at December 31, 2000 and 2001 (liquidation
     preference $3,500,000 at 2000 and 2001)                                                      3,500,000        3,500,000
    Series C redeemable convertible preferred stock; $.01 par value; 3,236,918 shares authorized, issued and outstanding at December 31, 2000 and 2001 (liquidation
     preference $15,537,206 at 2000 and 2001)                                                    15,537,206       15,537,206
    Series D redeemable convertible preferred stock; $.01 par value; 2,009,571 shares authorized, issued and outstanding at December 31, 2000 (liquidation preference
     $21,000,018 at 2000)                                                                        21,000,018       21,000,018
                                                                                                 ----------       ----------
    Total redeemable convertible Preferred Stock                                                 50,302,224       50,302,224
                                                                                                 ----------       ----------

Stockholders' deficit (Notes 7 and 9):
    Common stock; $.01 par value; 60,000,000 shares authorized at
    December 31, 2000 and 2001; 4,949,554 and 5,004,635 shares issued
     and outstanding at December 31, 2000 and 2001, respectively                                     49,495           50,046
    Additional paid-in capital                                                                   20,455,729       18,463,283
    Deferred stock-based compensation                                                           (14,949,602)      (8,812,489)
    Cumulative translation adjustment                                                                     -          (28,629)
    Accumulated deficit                                                                         (50,479,969)     (62,236,023)
      Total stockholders'
deficit                                                                                         (44,924,347)     (52,563,812)
                                                                                                -----------      -----------
      Total liabilities, redeemable convertible Preferred Stock and stockholders' deficit        $28,255,845      $21,042,474
                                                                                                ===========      ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

eROOM TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1999, 2000 AND 2001
--------------------------------------------------------------------------------



                                                                            1999             2000             2001
                                                                        -----------      ------------     ------------
Revenue:
  Product license                                                       $ 2,854,665      $ 10,805,526     $ 21,057,874
  Services                                                                  732,987         3,823,621        6,701,584
  Hosting services                                                                -                 -        1,779,073
                                                                        -----------      ------------     ------------
    Total revenue                                                         3,587,652        14,629,147       29,538,531
                                                                        -----------      ------------     ------------
Cost of revenue:
  Cost of product license revenue                                           186,147         1,029,764        1,252,621
  Cost of services revenue*                                                 622,839         2,066,500        4,263,073
  Cost of hosting services revenue*                                               -                 -        1,087,761
                                                                        -----------      ------------     ------------
    Total cost of revenue                                                   808,986         3,096,264        6,603,455

    Gross margin                                                          2,778,666        11,532,883       22,935,076

Operating expenses:
  Research and development*                                               3,010,027         8,898,156        7,164,496
  Sales and marketing*                                                    7,192,772        24,697,001       21,556,443
  General and administrative*                                             2,129,630         4,728,158        2,272,585
  Employee stock-based compensation expense                                 574,779         3,612,715        4,114,000
                                                                        -----------      ------------     ------------
    Total operating expenses                                             12,907,208        41,936,030       35,107,524
                                                                        -----------      ------------     ------------
    Loss from operations                                                (10,128,542)      (30,403,147)     (12,172,448)

Interest income                                                             287,832         1,121,371          659,418
Interest expense                                                             (1,495)           (6,966)         (76,473)
Other income (expense), net                                                       -                 -         (166,551)

Net loss                                                                $(9,842,205)     $(29,288,742)    $(11,756,054)
                                                                        ===========      ============     ============
Basic and diluted net loss per share                                       $  (3.89)         $  (6.81)        $  (2.46)
Shares used in computing basic and diluted net loss per share             2,530,595         4,300,515        4,774,930
Pro forma basic and diluted net loss per share (unaudited)                                                $      (0.66)
Shares used in computing pro forma basic and diluted net loss
per share (unaudited)                                                                                       17,687,484

* Excludes amortization of deferred employee stock-based
  compensation expense of the following:
  Cost of services revenue                                                 $ 71,463          $315,147         $408,977
  Cost of hosting services revenue                                                -                 -           34,941
  Research and development                                                   92,975           797,126          680,198
  Sales and marketing                                                       228,437         1,145,003        1,770,221
  General and administrative                                                181,904         1,355,439        1,219,663
                                                                        -----------      ------------     ------------
                                                                        $   574,779      $  3,612,715     $  4,114,000
                                                                        ===========      ============     ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

eROOM TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 1999, 2000 AND 2001
--------------------------------------------------------------------------------



                                                               REDEEMABLE CONVERTIBLE
                                                                  PREFERRED STOCK                    COMMON STOCK
                                                             ---------------------------        -----------------------
                                                               NUMBER          CARRYING          NUMBER           PAR
                                                             OF SHARES          VALUE           OF SHARES        VALUE
                                                             ----------       -----------      ----------      --------
Balance at December 31, 1998                                  7,666,065       $13,765,000       3,034,544      $ 30,345

Issuance of Series C redeemable convertible preferred
stock, including issuance costs of $61,854                    3,236,918        15,537,206
Issuance of common stock pursuant to the exercise
of stock options                                                                                  624,496         6,245
Deferred compensation related to stock option grants,
net of cancellations
Employee stock-based compensation expense
Stock options granted to nonemployees
Net loss
                                                             ----------       -----------      ----------      --------
Balance at December 31, 1999                                 10,902,983        29,302,206       3,659,040        36,590

Issuance of Series D redeemable convertible preferred
stock, including issuance costs of $75,802                    2,009,571        21,000,018
Issuance of common stock pursuant to the exercise
of stock options                                                                                1,290,514        12,905
Deferred compensation related to stock option grants,
net of cancellations
Employee stock-based compensation expense
Stock options granted to nonemployees
Net loss
                                                             ----------       -----------      ----------      --------
Balance at December 31, 2000                                 12,912,554        50,302,224       4,949,554        49,495

Issuance of common stock pursuant to the exercise
of stock options                                                                                   55,081           551
Deferred compensation related to stock option grants,
net of cancellations
Employee stock-based compensation expense
Translation adjustment
Net loss
                                                             ----------       -----------      ----------      --------
Balance at December 31, 2001                                 12,912,554       $50,302,224       5,004,635      $ 50,046
                                                             ==========       ===========      ==========      ========


                                                                                     STOCKHOLDERS' DEFICIT
                                                             ----------------------------------------------------------------------
                                                              ADDITIONAL      DEFERRED                     CUMULATIVE
                                                               PAID-IN      STOCK-BASED   ACCUMULATED     TRANSLATION
                                                               CAPITAL      COMPENSATION    DEFICIT        ADJUSTMENT       TOTAL
                                                             -----------    ------------  ------------    -----------    ----------
Balance at December 31, 1998                                  $1,104,257    $ (904,997)   $(11,211,366)   $      -      (10,981,761)

Issuance of Series C redeemable convertible preferred
stock, including issuance costs of $61,854                                                     (61,854)                     (61,854)
Issuance of common stock pursuant to the exercise
of stock options                                                  48,306                                                     54,551
Deferred compensation related to stock option grants,
net of cancellations                                           3,742,976    (3,742,976)                                           -
Employee stock-based compensation expense                                      574,779                                      574,779
Stock options granted to nonemployees                             18,084                                                     18,084
Net loss                                                                                    (9,842,205)                  (9,842,205)
                                                             -----------   -----------    ------------    --------      -----------
Balance at December 31, 1999                                   4,913,623    (4,073,194)    (21,115,425)          -      (20,238,406)

Issuance of Series D redeemable convertible preferred
stock, including issuance costs of $75,802                                                        (75,802)                  (75,802)
Issuance of common stock pursuant to the exercise
of stock options                                                 847,572                                                    860,477
Deferred compensation related to stock option grants,
net of cancellations                                          14,489,123   (14,489,123)                                           -
Employee stock-based compensation expense                                    3,612,715                                    3,612,715
Stock options granted to nonemployees                            205,411                                                    205,411
Net loss                                                                                   (29,288,742)                 (29,288,742)
                                                             -----------   -----------    ------------    --------      -----------
Balance at December 31, 2000                                 20,455,729   (14,949,602)    (50,479,969)          -       (44,924,347)

Issuance of common stock pursuant to the exercise
of stock options                                                  30,667                                                     31,218
Deferred compensation related to stock option grants,
net of cancellations                                          (2,023,113)    2,023,113                                            -
Employee stock-based compensation expense                                    4,114,000                                    4,114,000
Translation adjustment                                                                                     (28,629)         (28,629)
Net loss                                                                                   (11,756,054)                 (11,756,054)
                                                             -----------   -----------    ------------    --------      -----------
Balance at December 31, 2001                                 $18,463,283   $(8,812,489)   $(62,236,023)   $(28,629)    $(52,563,812)
                                                             ===========   ===========    ============    ========      ===========





              The accompanying notes are an integral part of these
                       consolidated financial statements.

eROOM TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1999, 2000 AND 2001
--------------------------------------------------------------------------------


                                                                             1999             2000             2001
                                                                          -----------     ------------     ------------
Cash flows from operating activities:
  Net loss                                                                $(9,842,205)    $(29,288,742)    $(11,756,054)
  Adjustments to reconcile net loss to net cash used
   by operating activities:
  Stock-based compensation expense                                            592,863        3,818,126        4,114,000
  Depreciation                                                                327,865          882,754        1,082,829
  Gain from sale of investments                                                     -         (619,862)               -
  Provision for doubtful accounts                                             267,894          110,102          191,659
  Loss on disposal of fixed assets                                              3,889                -          109,642
  Changes in assets and liabilities:
    Accounts receivable                                                    (1,216,345)      (1,722,240)        (535,517)
    Prepaid expenses and other assets                                        (166,714)        (876,665)       1,083,359
    Accounts payable                                                          684,468        1,365,340       (2,156,198)
    Accrued expenses                                                          447,132        1,359,347          237,355
    Accrued payroll and benefits                                              409,024        1,214,840         (133,742)
    Deferred revenue                                                        3,466,420       10,835,563        2,247,926
                                                                          -----------     ------------     ------------
      Net cash used by operating activities                                (5,025,709)     (12,921,437)      (5,514,741)
                                                                          -----------     ------------     ------------
Cash flows from investing activities:
  Purchases of short-term investments                                               -      (29,295,408)               -
  Proceeds from sale of short-term investments                                      -       12,500,000       17,415,270
  Proceeds from sale of fixed assets                                                -                -          161,615
  Purchases of fixed assets                                                  (889,364)      (2,228,409)        (697,780)
                                                                          -----------     ------------     ------------
    Net cash (used by) provided by investing activities                      (889,364)     (19,023,817)      16,879,105
                                                                          -----------     ------------     ------------
Cash flows from financing activities:
  Borrowings under line of credit                                                   -          580,509          534,394
  Repayment of borrowings under line of credit                                (37,430)               -         (303,641)
  Proceeds from issuance of redeemable convertible
   preferred stock, net of issuance costs                                  15,475,352       20,924,216                -
  Proceeds from issuance of common stock                                       54,551          860,477           31,218
                                                                          -----------     ------------     ------------
    Net cash provided by financing activities                              15,492,473       22,365,202          261,971
                                                                          -----------     ------------     ------------
Effect of exchange rate changes on cash and cash equivalents                        -                -          (28,629)

Net increase (decrease) in cash and cash equivalents                        9,577,400       (9,580,052)      11,597,706

Cash and cash equivalents, beginning of year                                3,516,648       13,094,048        3,513,996
                                                                          -----------     ------------     ------------
Cash and cash equivalents, end of year                                    $13,094,048     $  3,513,996     $ 15,111,702
                                                                          ===========     ============     ============
Supplemental disclosure of cash flow information:
  Cash paid for interest                                                  $     1,994     $          -     $     80,464


              The accompanying notes are an integral part of these
                       consolidated financial statements.

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

 1.      NATURE OF THE BUSINESS

         eRoom Technology, Inc. (the "Company") (formerly, Instinctive Technology, Inc.) was incorporated in Delaware in June 1996. The Company is a provider of business collaboration software products and hosted offerings. The Company's product, eRoom, enables organizations and their employees, customers, suppliers, and other partners to manage their business relationships over the Internet.

         The Company has a single operating segment, the development, marketing and sale of collaboration software products and services. The Company has no organizational structure dictated by product line, geography or customer type. Primarily all revenue earned to date has been generated from U.S.-based customers; however, the Company operates as a branch in the United Kingdom and France and as a corporation in Australia.


 2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Significant accounting policies followed in the preparation of the consolidated financial statements are as follows:

         PRINCIPLES OF CONSOLIDATION
         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany transactions have been eliminated in consolidation.

         CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS
         The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents, and investments with original maturity dates greater than three months but less than one year to be short-term investments. At December 31, 2000 short-term investments were comprised of high-grade commercial paper, were carried at amortized cost, and approximated fair market value. At December 31, 2000 cash equivalents were comprised of repurchase agreements and high-grade commercial paper which were carried at cost and amortized cost, respectively, and approximated fair market value. At December 31, 2001 cash equivalents were comprised of money market accounts which were carried at cost and approximated fair market value.

         PROPERTY AND EQUIPMENT
         Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:


                                                                          ESTIMATED USEFUL LIFE
                                                                          ---------------------
Computer equipment, purchased software and internally
 developed software                                                          2 - 3 years
Office equipment                                                               3 years
Furniture and fixtures                                                         5 years
Leasehold improvements                                                  Shorter of lease term
                                                                         or asset useful life


On disposal, the assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in other income (expense). Repairs and maintenance costs are expensed as incurred.

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         REVENUE RECOGNITION
         The Company recognizes revenue in accordance with Statement of Position, or ("SOP"), No. 97- 2, Software Revenue Recognition, as amended by ("SOP") No. 98-4 and Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements. The Company sells its software under perpetual license arrangements, which include license services. License services ("License Services") include certain support and professional services, which are included with the license in the first year. Revenue under these arrangements is recognized ratably as product license revenue over the period which License Services are provided, typically one year beginning at the time the software is delivered to the customer, provided that the fee is fixed or determinable, evidence of the arrangement exists and collection is probable. Maintenance revenue for the initial year of the license period is recorded ratably over the first year of the arrangement. Customers may purchase additional maintenance contracts after the initial term at then negotiated prices. Revenue from maintenance contracts is recognized ratably and recorded as service revenue over the length of the contract.

         From time to time, customers also purchase professional consulting services, which include best practices, training and implementation assistance. When professional consulting services are sold with software licenses, the value of services-related revenue, based upon vendor specific objective evidence, is deferred until such time that services are delivered. Vendor specific objective evidence is determined based on the price for which such services are sold separately. Revenue from professional consulting service arrangements are recognized as services revenue as the services are performed, provided that the fees are fixed or determinable, evidence of the arrangement exists and collection is probable.

         Hosting revenue consists of monthly fees for application management and application hosting rentals. Revenue from the arrangements is billed and recognized over the term of the contract.

         Amounts collected or billed prior to satisfying the above revenue recognition criteria are reflected as deferred revenue.

         COST OF REVENUE
         Cost of product license revenue consists of royalties for third-party technology. Cost of services revenue consists of cost of technical support and other costs directly attributable to supporting the Company's customers primarily for consulting and training personnel including cost of services provided by third-party consultants engaged by the Company. Cost of hosted revenue consists of the cost of technical support and other costs directly attributable to supporting the Company's hosted product and customers

         RESEARCH AND SOFTWARE DEVELOPMENT COSTS
         Costs incurred in the research and development of the Company's products are expensed as incurred, except for certain software development costs. Costs associated with the development of computer software products are expensed prior to establishment of technological feasibility (as defined by Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed") and capitalized thereafter. Software development costs subject to capitalization during 2000 and 2001 were not significant.

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         On January 1, 1999, the Company adopted SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Accordingly, the Company's policy is to capitalize costs associated with the development and implementation of its operating systems, including internally and externally developed software. Internal costs eligible for capitalization under SOP 98-1 of $148,085 and $196,814 were capitalized in 1999 and 2000, respectively. No costs were capitalized in 2001. These costs are being amortized over 24 months. Amortization expense was $12,340, $114,002 and $118,687 for the years ended December 31, 1999, 2000 and 2001, respectively.

         CONCENTRATION OF CREDIT RISK
         Financial instruments that potentially expose the Company to concentrations of credit risk include accounts receivable and cash. The Company maintains reserves for potential credit losses. Such losses, in the aggregate, have not exceeded management expectations. At times, the Company may maintain cash balances in excess of federally insured limits; however, the Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

         STOCK-BASED COMPENSATION
         The Company accounts for stock-based awards to employees using the intrinsic value method as prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation expense is recorded for options issued to employees in fixed amounts to the extent that the exercise prices are less than the fair market value of the Company's common stock at the date of grant. The Company applies the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," through disclosure only (See Note 9 to Notes to Consolidated Financial Statements). Stock-based awards to nonemployees are accounted for at their fair value in accordance with SFAS No. 123 and the Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Investments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

         COMPREHENSIVE LOSS
         SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive loss on an annual and interim basis. The Company has disclosed comprehensive loss for all periods in the accompanying consolidated statements of stockholders' deficit.

         FOREIGN CURRENCY TRANSLATION
         The functional currency of the Company's foreign subsidiary is the subsidiary's local currency. Balance sheet accounts of the Company's foreign operations are translated from foreign currencies into U.S. dollars at period-end exchange rates while income and expenses are translated using average rates during the year. Translation gains or losses related to net assets located outside of the United States of America are shown as a component of accumulated other comprehensive loss in stockholders' equity (deficit). Gains or losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity's functional currency) are reflected in other income, net in the consolidated statements of operations.

         ADVERTISING COSTS
         The Company expenses advertising costs as they are incurred. During the years ended December 31, 1999, 2000 and 2001, advertising expense totaled $53,864, $1,063,467 and $50,784, respectively.

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         NET LOSS PER SHARE
         Basic net loss per share is computed using the weighted average number of common shares outstanding during the period, which excludes unvested restricted common stock. Dilutive net loss per share is computed using the weighted average number of common shares outstanding during the period, plus the dilutive effect of potential common stock. Potential common stock consists of convertible preferred stock, unvested restricted common stock, stock options and warrants.

         RISKS AND UNCERTAINTIES
         The Company operates in one segment, the development, marketing and sale of business collaboration software products and services, and is subject to a number of risks similar to other companies in the industry, including but not limited to, rapid technology change, uncertainty of market acceptance of its product, competition from substitute products and larger companies, protection of proprietary technology, ability to scale up its operations to support additional users of its service, the need to obtain additional financing to support growth, and dependence on third parties and key individuals. The Company's revenue is primarily derived from customers based in the United States.

         No one customer accounted for more than 10% of accounts receivable at December 31, 2000 and 2001. The Company performs ongoing credit evaluations of its customers; however, collateral is not required. The Company maintains reserves for credit losses that, in the aggregate, have not exceeded management's expectations.

         The Company believes that existing cash and cash equivalents will be sufficient to meet the Company's anticipated cash needs for working capital and capital expenditures for planned expansion for at least the next 12 months. However, the Company may need to raise additional funds in the next 12 months or in the future to support more rapid expansion of the Company's sales force, develop new or enhanced products or services, respond to competitive pressures, acquire complementary businesses or technologies, or respond to unanticipated requirements. If the Company seeks to raise additional funds, the Company may not be able to obtain funds on terms which are favorable or acceptable to the Company. If the Company raises additional funds through the issuance of equity securities, the percentage ownership of its stockholders would be reduced. Furthermore, these securities may have rights, preferences or privileges senior to the Company's common stock and its outstanding series of preferred stock.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenue and expense during the reporting period. These estimates include assessing the collectibility of accounts receivable, the realization of deferred tax assets and useful lives for amortization periods of tangible and intangible assets, among others. The markets for the Company's products are characterized by intense competition, rapid technological development and frequent product introduction, all of which could impact the future realizability of the Company's assets. Actual results could differ from these estimates.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
         SFAS No. 141, Business Combinations, issued in July 2001, requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. The adoption of SFAS No. 141 did not have any impact on the Company's consolidated financial statements.

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         SFAS No. 142, Goodwill and Other Intangible Assets, was issued in July 2001. Under SFAS No. 142, goodwill is no longer subject to amortization over its estimated useful life. Rather, goodwill is subject to at least an annual assessment for impairment by applying a fair-value-based test. Also under SFAS No. 142, intangible assets acquired in conjunction with a business combination should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged, regardless of the acquirer's intent to do so. Intangible assets will continue to be amortized over their respective useful lives under SFAS No. 142. SFAS No. 142 became effective on January 1, 2002 and the adoption of SFAS No. 142 is not expected to have a material impact on the Company's consolidated financial statements, as the Company does not have any goodwill, nor has it or is it anticipating the acquisition of another entity.

         In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to (a) all entities and (b) legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS No. 143 amends SFAS No. 19, Financial Accounting and Reporting by Oil and Gas Producing Companies, and is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not anticipate that the adoption of SFAS No. 143 will have a material impact on its financial statements.

         In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses the financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes FASB SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, but retains SFAS No. 121's fundamental provisions for (a) recognition/measurement of impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale. SFAS No. 144 also supersedes the accounting/reporting provisions of Accounting Principles Board (APB) Opinion No. 30, Reporting the Results of Operations --Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for segments of a business to be disposed of but retains APB No. 30's requirement to report discontinued operations separately from continuing operations and extends that reporting to a component of an entity that either has been disposed of or is classified as held for sale. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The Company does not anticipate that the adoption of SFAS No. 144 will have a material impact on its financial statements.

         In November 2001, the Emerging Issues Task Force issued Consensus Issue No. 01-14 relating to the accounting for reimbursement received for out-of-pocket expense. In accordance with Consensus Issue No. 01-14, reimbursements received for out-of-pocket expenses incurred should be characterized as revenue in the statement of operations. The Company has historically accounted for reimbursements received for out-of-pocket expenses as a reduction to cost of service revenues in the statement of operations to offset the costs incurred. The Company will adopt Consensus Issue No. 01-14 in financial reporting periods beginning after December 31, 2001 and comparative financial statements for prior periods will be classified to comply with the guidance in Consensus Issue No. 01-14. The Company does not anticipate that the adoption of Emerging Issues Task Force issued Consensus Issue No. 01-14 will have a material effect on its financial statements.

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         RECLASSIFICATION
         Certain revenue and cost of sales amounts in the prior years financial statements have been reclassified to conform with the current year presentation.


 3.      NET LOSS PER SHARE

         The calculation of basic net loss per share includes the number of common shares outstanding excluding unvested restricted stock. Dilutive net loss per share is computed using the weighted average number of common shares outstanding during the period, plus the dilutive effect of potential common stock. Potential common stock consists of convertible preferred stock, unvested restricted common stock, stock options and warrants. The following potential common shares were excluded from the calculation of dilutive net loss per share for all periods presented since their inclusion would be antidilutive:


                                                                            DECEMBER 31,
                                                           ------------------------------------------------
                                                              1999             2000                 2001
                                                           ----------       ----------           ----------
Redeemable convertible preferred stock                     10,902,983       12,912,554           12,912,554
Stock options                                               2,253,462        3,295,707            3,677,858
Unvested restricted stock                                     341,830          307,500              147,656


         PRO FORMA NET LOSS PER SHARE (UNAUDITED)

         Pro forma basic and diluted net loss per share have been calculated assuming the conversion of all outstanding shares of redeemable convertible preferred stock into common stock, as if the shares had converted as of the beginning of the applicable period or, if later, the time the shares were issued. Pro forma basic and diluted net loss per share is also calculated assuming the termination of repurchase rights as if such repurchase rights on restricted stock (see Note 9) had terminated at the time the shares were issued.

         The following is a calculation of net loss per share and pro forma net loss per share:


                                                                                  DECEMBER 31,
                                                                   -------------------------------------------
                                                                      1999           2000             2001
                                                                   -----------   ------------     ------------
Numerator:
  Net loss                                                         $(9,842,205)  $(29,288,742)    $(11,756,054)
                                                                   ===========   ============     ============
Denominator:
  Historical:
    Weighted average common shares outstanding                       3,132,671      4,606,290        4,970,586
    Weighted average common shares outstanding
     subject to repurchase                                            (602,076)      (305,775)        (195,656)
    Denominator for basic and diluted calculation                    2,530,595      4,300,515        4,774,930
                                                                   ===========   ============     ============
    Basic and diluted net loss per share                           $     (3.89)  $      (6.81)           (2.46)
                                                                   ===========   ============     ============
Pro Forma (unaudited):
  Historical weighted average common shares                                                          4,774,930
   outstanding
  Weighted average number of shares with assumed
   conversion of redeemable preferred stock and
   expiration of repurchase rights                                                                  12,912,554
  Shares used in computing pro forma basic and
   diluted net loss per share                                                                       17,687,484
                                                                                                  ============
  Pro forma basic and diluted net loss per share                                                  $      (0.66)
                                                                                                  ============

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

 4.      PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:


                                                                                       DECEMBER 31,
                                                                              ------------------------------
                                                                                 2000                2001
                                                                              ----------          ----------
Computer equipment, purchased software and internally
 developed software                                                           $2,943,794          $3,370,054
Office equipment                                                                 171,667             200,004
Furniture and fixtures                                                           435,572             387,461
Leasehold improvements                                                           408,559             356,295
                                                                              ----------          ----------
                                                                               3,959,592           4,313,814
Less - accumulated depreciation                                                1,571,487           2,582,015
                                                                              ----------          ----------
                                                                              $2,388,105          $1,731,799
                                                                              ==========          ==========


         Depreciation and amortization expense was $327,865, $882,754 and $1,082,829 for the years ended December 31, 1999, 2000 and 2001, respectively. Fully depreciated fixed assets of $5,700 and $0 were retired in 2000 and 2001, respectively.


 5.      LINES OF CREDIT

         In December 2001, the Company entered into two lines of credit with a bank. The first line is a $1.5 million working capital line for which the borrowing capacity is based on 80% of the Company's eligible domestic accounts receivable and the interest rate is prime rate plus 0.50% (5.25% at December 31, 2001). The working capital line has a revolving maturity date, which expires December 5, 2002. The second line is a $1.5 million equipment acquisition line for which the interest rate is prime rate plus 1.50% (6.25% at December 31, 2001) and is available through June 30, 2002. At December 31, 2001, $811,262 has been drawn against this facility. Principal repayment begins in January 2002 and continues through June 2004 in equal monthly installments of principal and interest.

         Principal payments due under the facility as of December 31, 2001 are as follows:


YEAR
----
2002                                          $324,505
2003                                           324,505
2004                                           162,252
                                              --------
                                              $811,262
                                              ========


         These loans are secured by all of the Company's assets except the Company's intellectual property. The Company has agreed not to create or incur any liens or security interest on its intellectual property. The Company has agreed to maintain the ratio of its quick assets to current liabilities as defined. The Company has also agreed to maintain quarterly net revenues at an agreed upon amount over the term of the loan agreement. The Company has also agreed to limitations on its ability to incur indebtedness, make investments and acquisitions, create liens on its assets and buy back, or pay cash dividends, on its capital stock. The Company was in compliance with all covenants at December 31, 2001.

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         In December 2001, the Company executed and delivered a letter of credit in the amount of $672,487 to the landlord of its corporate headquarters. The letter of credit is subject to the same terms and conditions as the lines of credit and reduced the borrowing capacity available under the working capital line as of December 31, 2001 to $827,513. As of December 31, 2001, $688,738 remained available under the equipment acquisition line.


 6.      REDEEMABLE CONVERTIBLE PREFERRED STOCK

         In April 2000, the Company sold 956,938 shares of Series D redeemable convertible preferred stock ("Series D Preferred Stock") to a strategic investor in exchange for approximately $10,000,000 in cash. During 2000 and 2001, the Company recorded revenue of $1,507,131 and $1,896,246 respectively, from this strategic investor. Deferred revenue related to this strategic investor was $2,068,291 at December 31, 2000 and $1,046,521 at December 31, 2001. In July 2000, the Company sold 287,082 shares of Series D Preferred Stock to a venture management firm for approximately $3,000,000 in cash. During 2000 and 2001, the Company recorded revenue of $49,625 and $54,625 respectively, from this investor. Deferred revenue related to this investor was $49,625 at December 31, 2000 and $0 at December 31, 2001. At December 31, 2001, Series A redeemable convertible preferred stock ("Series A Preferred Stock"), Series B redeemable convertible preferred stock ("Series B Preferred Stock"), Series B-1 redeemable convertible preferred stock ("Series B-1 Preferred Stock"), Series C redeemable convertible preferred stock ("Series C Preferred Stock") and Series D redeemable convertible preferred stock ("Series D Preferred Stock") have the following characteristics (collectively, "Redeemable Convertible Preferred Stock"):

           REDEMPTION
           The Series A, Series B, Series B-1, Series C and Series D Preferred Stock are redeemable at the request of 55% of the holders of Series A, Series B, Series B-1, Series C and Series D Preferred Stock, voting as a single class, beginning on September 13, 2004 at per share prices of $1.00, $2.35, $2.80, $4.80 and $10.45, respectively, plus all declared but unpaid dividends, as of December 31, 2001 as follows:


                                              PRINCIPAL
                                              REDEMPTION
YEAR                                            AMOUNT
----                                         -----------
2005                                         $16,767,408
2006                                          16,767,408
2007                                          16,767,408
                                             -----------
                                             $50,302,224
                                             ===========


           CONVERSION Each share of Series A, Series B, Series B-1, Series C and Series D Preferred Stock is convertible at any time at the option of the holder into shares of common stock at a ratio of one share of common stock for each share of Series A, Series B, Series B-1, Series C or Series D Preferred Stock, subject to certain anti-dilution adjustments. All shares of Series A, Series B, Series B-1 and Series C Preferred Stock will automatically convert to shares of common stock upon the closing of a public offering of the Company's common stock involving aggregate net proceeds to the Company of at least $20,000,000 and a per share price of not less than $9.60. All shares of Series D Preferred Stock will automatically convert to shares of common stock upon the closing of a public offering of the Company's common stock involving aggregate net proceeds to the Company of at least $20,000,000 and a per share price of not less than $10.45.

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

           At December 31, 2001, the Company has reserved 12,912,554 shares of common stock for issuance upon the conversion of the Series A, Series B, Series B-1, Series C and Series D Preferred Stock.

           DIVIDENDS RIGHTS
           Holders of Redeemable Convertible Preferred Stock are entitled to receive dividends only when and if declared by the Board of Directors but must be paid on redemption, liquidation or a sale of the company. No dividends have been declared or paid by the Company on Redeemable Convertible Preferred Stock through December 31, 2001.

           LIQUIDATION, DISSOLUTION OR WINDING-UP OF THE COMPANY
           In the event of any liquidation, dissolution, or winding-up of the Company, the holders of the Redeemable Convertible Preferred Stock will be entitled to receive, in preference to the holders of the common stock, an amount per share equal to the greater of (i) $1.00, $2.35, $2.80, $4.80 and $10.45 for Series A, Series B, Series B-1,
           Series C and Series D Preferred Stock, respectively, plus any declared but unpaid dividends thereon, subject to certain anti-dilution adjustments, or (ii) such amount per share as would have been payable had the shares been converted into common stock immediately prior to such liquidation, dissolution or winding-up of the Company.

           If the remaining assets of the Company are insufficient to pay the Redeemable Convertible Preferred Stockholders the full amount to which they are entitled, the stockholders shall share ratably in any distribution of the remaining assets in proportion to the respective amounts which would otherwise by payable if all amounts payable were paid in full. Any assets remaining after the initial distribution to the holders of the Redeemable Convertible Preferred Stock shall be available for distribution ratably among the Company's common stockholders.

           VOTING RIGHTS
           Each holder of the Redeemable Convertible Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such holder's shares are convertible at the record date for such vote.


 7.      COMMON STOCK

         Each share of common stock entitles the holders to one vote on all matters submitted to a vote of the Company's stockholders. Common stockholders are entitled to receive dividends only when and if declared by the Board of Directors, subject to the preferential dividend rights of the holders of the Redeemable Convertible Preferred Stock.


 8.      WRITE-OFF OF INITIAL PUBLIC OFFERING COSTS

         In December 2000, the Company decided to postpone its initial public offering due to unfavorable market conditions. Accordingly, it was determined that the related prepaid costs of $1,001,228 incurred to date would not be of future benefit to the Company and were expensed to general and administrative expenses.

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

 9.      1996 AND 2000 STOCK PLANS

         In 1996, the Company adopted the 1996 Stock Plan (the "1996 Plan") for the issuance of incentive and nonqualified stock options and restricted stock awards. The number of shares of common stock reserved for issuance under the 1996 Plan is 7,384,302 shares, as amended. Options to purchase common stock and restricted stock awards are granted at the discretion of the board of directors.

         Under the terms of the 1996 Plan, the exercise price of incentive stock options granted must not be less than 100% (110% in certain cases) of the fair market of the common stock on the date of grant, as determined by the board of directors. The exercise price of nonqualified stock options may be less than the fair market value of the common stock on the date of grant, as determined by the board of directors but in no case may the exercise price be less than the statutory minimum. Vesting of options granted is at the discretion of the board of directors, which typically if four years. The term of options granted cannot exceed ten years (five years for incentive stock options granted to holders of more than 10% of the voting stock of the Company.

         A restricted stock award provides for issuance of common stock to directors, officers, consultants and other key personnel at prices determined by the board of directors. Participants' unvested shares are subject to repurchase by the Company at the original purchase price for up to four years. Generally, 25% of the shares vest on the first anniversary date of purchase. In 2000, there were 307,500 shares of restricted common stock issued from the 1996 Plan. There were no shares of restricted common stock issued in 1999 or 2001. As of December 31, 2001, the Company had the right to repurchase up to 147,656 unvested shares at the original purchase price of $1.50 per share.

         In September 2000, the 2000 Stock Option and Incentive Plan and the 2000 Employee Stock Purchase Plan were adopted by the Board of Directors and approved by the Company's stockholders. A total of 2,500,000 and 450,000 shares of common stock has been initially authorized for issuance under the stock option and incentive plan and the employee stock purchase plan, respectively. The 2000 Stock Option and Incentive Plan and the 2000 Employee Stock Purchase Plan are effective on the completion of an initial public offering by the Company.

         SFAS No. 123, "Accounting for Stock-Based Compensation," encourages but does not require companies to record compensation cost for stock-based employee compensation at fair value. The Company has chosen to account for stock-based compensation granted to employees using the intrinsic value method prescribed in APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, deferred compensation cost for restricted stock awards and stock options granted to employees is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount that must be paid to acquire the stock.

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         Had the value of options granted to employees been measured using the fair value method prescribed by SFAS 123, the Company's net loss would have been as indicated below. The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts.


                                                                                 DECEMBER 31,
                                                                ------------------------------------------------
                                                                    1999             2000               2001
                                                                -----------      ------------       ------------
Net loss available to common stockholders:
  As reported                                                   $(9,842,205)     $(29,288,742)      $(11,756,054)
  Pro forma                                                      (9,892,150)      (29,397,460)       (12,237,283)

Basic and diluted net loss per common share:
  As reported                                                        $(3.89)     $      (6.81)      $      (2.46)
  Pro forma                                                           (3.91)            (6.84)             (2.56)


         The fair value of each option grant was estimated as of the date of grant using the Black-Scholes option pricing model. The following assumptions were used to value grants made during the years ended December 31, 1999, 2000 and 2001, respectively: a dividend yield of zero for all three years; volatility of 0.001% for all three years; weighted-average risk free interest rate of 5.8%, 5.1% and 4.6%, respectively; and an expected option term of 7, 6 and 5 years, respectively.

         Activity under the 1996 Plan during the years ended December 31, 1999, 2000 and 2001 is summarized as follows:


                                               1999                      2000                      2001
                                       --------------------      ---------------------     --------------------
                                                     WEIGHTED                   WEIGHTED                 WEIGHTED
                                                      AVERAGE                   AVERAGE                  AVERAGE
                                         NUMBER      EXERCISE     NUMBER        EXERCISE     NUMBER      EXERCISE
                                       OF SHARES      PRICE      OF SHARES       PRICE     OF SHARES      PRICE
                                       ---------      -----      ---------       -----     ---------      -----
Outstanding at beginning of year       2,208,683      $0.17      2,253,462       $0.43     3,295,707      $2.39
Granted                                  996,872       0.74      2,491,300        3.26     1,321,766       3.29
Exercised                               (624,496)      0.09     (1,290,576)       0.68       (55,081)      0.57
Canceled                                (327,597)      0.33       (158,479)       1.97      (884,534)      2.70
                                       ---------      -----      ---------       -----     ---------      -----
Outstanding at end of year             2,253,462      $0.43      3,295,707       $2.39     3,677,858      $2.67
                                       =========      =====      =========       =====     =========      =====
Weighted average fair value of
 options granted during the year                      $4.26                      $9.55                    $4.33

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         The following table summarizes information about stock options outstanding under the 1996 and 2000 Plans at December 31, 2001:


                                       OPTIONS OUTSTANDING
                          ----------------------------------------------
                                                                              OPTIONS EXERCISABLE
                                                            WEIGHTED        -------------------------
                                            WEIGHTED         AVERAGE                         WEIGHTED
                                            AVERAGE         REMAINING                        AVERAGE
EXERCISE                    NUMBER          EXERCISE       CONTRACTUAL        NUMBER         EXERCISE
PRICE                     OUTSTANDING        PRICE       LIFE (IN YEARS)    EXERCISABLE       PRICE
--------                  -----------       --------     ---------------    -----------      ---------
$ 0.02                       97,285           $0.02           4.75             97,285          $0.02
  0.10                       52,709            0.10           5.40             52,709           0.10
  0.25                      214,975            0.25           6.08            194,046           0.25
  0.35                      237,926            0.35           7.10            156,999           0.35
  0.75                      118,555            0.75           7.76             61,583           0.75
  1.50                      906,484            1.50           8.07            390,815           1.50
  2.00                      600,448            2.00           9.89              3,350           2.00
  4.50                    1,265,851            4.50           8.93            301,554           4.50
  7.25                      183,625            7.25           8.85             54,258           7.25
                          ---------                                         ---------
$ 0.02 - $7.25            3,677,858           $2.67                         1,312,599          $1.90
                          =========                                         =========


          During 2001, the Company recorded a reversal of $2,023,113 of employee stock-based deferred compensation due to 884,534 options canceled, generally with fair values that exceed the 901,216 options to purchase common stock granted at exercise prices that were subsequently determined to be below fair value of the common stock. The Company also issued 420,550 options at or above fair value of the common stock. Compensation expense of $4,114,000 was recognized during 2001.

          During 2000, the Company recorded $14,489,123 of employee stock-based deferred compensation net of cancellations, from 2,480,300 options to purchase common stock granted at exercise prices subsequently determined to be below fair value of the common stock. Compensation expense of $3,622,118 was recognized during 2000.

          During 1999, the Company recorded $3,742,976 of employee stock-based deferred compensation net of cancellations, from 991,050 options to purchase common stock granted at exercise prices subsequently determined to be below the fair value of common stock. Compensation expense of $574,779 was recognized during 1999.

          The Company recorded equity related expense totaling $18,084, $205,411 and $0 related to 5,822, 28,200 and 375 stock options granted to certain nonemployee consultants during the years ended December 31, 1999, 2000 and 2001, respectively.

          At December 31, 2001, a total of 3,677,858 shares of common stock were reserved for issuance upon exercise of the options under the 1996 Plan and 1,634,670 options were available for future grant.

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

10.      INCOME TAXES

         Deferred tax assets (liabilities) consist of the following:


                                                                                     DECEMBER 31,
                                                                              ---------------------------
                                                                                  2000            2001
                                                                              -----------     -----------
Deferred tax asset:
  Net operating loss carryforwards                                            $15,210,746     $19,323,265
  Research and development tax credits                                            764,230       1,191,971
  Stock-based compensation                                                       (314,489)       (403,884)
  Allowance for doubtful accounts                                                 104,702         172,906
  Deferred revenue                                                              3,396,236       2,131,355
  Accrued expenses                                                                196,979         404,876
  Depreciation and amortization                                                    52,375           9,851
                                                                              -----------     -----------
Gross deferred tax assets                                                      19,410,779      22,830,340
Less: valuation allowance                                                     (19,410,779)    (22,830,340)
                                                                              -----------     -----------
Total net deferred tax assets                                                 $         -     $         -
                                                                              ===========     ===========


          The Company has provided a full valuation allowance for its net deferred tax assets since it is more likely than not that these future benefits will not be realized. If the Company achieves future profitability, a significant portion of these deferred tax assets could be available to offset future income taxes.

          At December 31, 2001, the Company has federal and state net operating loss carryforwards of approximately $48,027,000 and $47,754,000, respectively, available to reduce future taxable income and federal and state research and development credit carryforwards of approximately $929,000 and $398,000, respectively, available to reduce future tax liabilities. If not utilized, these credits and carryforwards will expire between 2002 and 2021.

          The reconciliation of the statutory federal tax rate to the Company's actual rate is as follows:


                                                                   1999          2000            2001
                                                                   ----          ----            ----
Income tax benefit computed at the federal statutory rate         (34.0)%       (34.0)%         (34.0)%
Permanent items                                                     0.1           4.5            12.5
State income taxes, net of federal benefit                         (5.9)         (5.6)           (5.2)
Research and development credit generated                          (1.0)         (1.0)           (2.4)
Increase in valuation allowance                                    40.8          36.1            29.1
                                                                   ----          ----            ----
                                                                      -%            -%              -%
                                                                   ====          ====            ====


          Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may limit the amount of net operating loss and tax credit carryforward which could be utilized annually to offset future taxable income and taxes payable. The amount of this annual limitation is determined based upon the Company's value prior to an ownership change.

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

11.      BENEFIT PLAN

         401(k) SAVINGS PLAN
         The Company has established a retirement savings plan under section 401(k) of the U.S. Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan covers substantially all U.S. based employees of the Company who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. Matching contributions to the 401(k) Plan may be made at the discretion of the Company. The Company has contributed $188,800 and $243,768 to the 401(k) Plan for the years ended December 31, 2000 and 2001, respectively. The Company did not make a contribution to the 401(k) Plan prior to 2000.


12.      COMMITMENTS AND CONTINGENCIES

         OPERATING LEASES
         The Company leases office space under various noncancelable-operating leases, which expire through June 2005. The approximate future minimum payments as of December 31, 2001 are as follows:


YEAR
----
2002                                          $1,459,000
2003                                           1,349,000
2004                                           1,318,000
2005                                             689,000
                                              ----------
                                              $4,815,000
                                              ==========


          Total rent expense under operating leases was $327,110, $965,042 and $1,526,861 for the years ended December 31, 1999, 2000 and 2001, respectively.

          CONTINGENCIES
          The Company is, from time to time, subject to claims arising in the ordinary course of business. While the outcome of the claims cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the consolidated results of operations and financial condition of the Company.





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